UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 5, 2010
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14267 (Commission File Number)	65-0716904 (IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona (Address of principal executive offices)	85054 (Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01 OTHER EVENTS

SIGNATURES

ITEM 8.01 OTHER EVENTS.
Republic Services, Inc. (the “Company”) has received an acceptance letter from the United States Department of Justice which settles the previously disclosed dispute between the federal taxing authorities and the Company’s wholly owned subsidiary, Allied Waste Industries, Inc. (“Allied”), regarding capital losses associated with the sale of stock of six BFI risk management companies. Under the settlement, the Company will resolve all remaining potential liability for this matter (that is, for federal and state tax, penalty, and interest) by making cash payments totaling approximately $125 million. Of this amount, the Company intends to pay approximately $72 million in the first quarter of 2010 and the remainder, approximately $53 million, later in 2010. While the final settlement amount is less than the amount that the Company had previously accrued for this matter, the accrual and the adjustment thereto are reflected in the Company’s allocation of purchase price associated with its acquisition of Allied and have no impact on the Company’s consolidated statement of income.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.
Date: January 5, 2010	By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)